UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 29, 2014

Seven Seas Cruises S. DE R.L.
(Exact Name of Registrant as Specified in Its Charter)

Republic of Panama	333-178244	75-3262685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8300 NW 33rd Street, Suite 100
Miami, FL 33122
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (305) 514-2300
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 29, 2014, Seven Seas Cruises S. DE R.L. (the "Company") issued a press release announcing its intention to hold an investor call on Wednesday, January 29, 2014 to re-price its existing senior secured credit facility. The meeting is preliminary in nature, and at this time the Company has not committed to complete a refinancing, nor can it state the terms on which any such refinancing would be achieved. The Company also released preliminary financial results for the fourth quarter ended December 31, 2013. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. This information shall not be deemed "filed" for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

99.1        Press Release, dated January 29, 2013 (furnished pursuant to Item 2.02).

Cautionary Note Regarding Forward-Looking Statements

All statements (other than statements of historical facts) included in this Current Report regarding the Offering and the proposed use of proceeds from the Offering may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. These forward-looking statements speak only as of the date of this Current Report. We do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, unless the securities laws require us to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 29, 2014

SEVEN SEAS CRUISES S. DE R.L.

/s/ JASON M. MONTAGUE
Jason M. Montague, Executive Vice President and Chief
Financial Officer